SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2002

S&T Bancorp, Inc
______________________________________________________________________

(Exact name of registrant as specified in its charter)

Pennsylvania ____________________ (State or other jurisdiction of incorporation)	0-12508 ____________________ (Commission File Number)	25-1434426 ____________________ (IRS Employer identification No.)

43 South Ninth Street, Indiana, PA ____________________________________________ (Address of principal executive offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ____________________

Item 5 - Other Events

S&T Bancorp, Inc. (Nasdaq: STBA), the holding company for S&T Bank, and Peoples Financial Corp., Inc. (OTC Bulletin Board: PPFN.OB), the holding company for PFC Bank, announced jointly today that they have entered into a definitive agreement under which S&T Bancorp and S&T Bank would acquire Peoples Financial Corporation and PFC Bank, respectively. Under the terms of the agreement, the shareholders of Peoples Financial Corporation will receive $52.50 in cash for each share of Peoples Financial for an aggregate transaction value of $87.4 million.

ITEM 7 - Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

March 20, 2002	S&T Bancorp, Inc. /s/ Robert E. Rout _____________________ Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary